SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2004

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 30, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 632-8054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

MainStreet BankShares, Inc. (“MainStreet” “Company” “BankShares”) has executed a Private Placement Memorandum (“PPM”) which offers unregistered common stock to accredited investors and up to 35 non-accredited investors.

As of September 30, 2004, there were 82,649 shares of common stock sold at a price of $9.00 per share in the private placement for a total of $743,841. There are no brokerage or underwriting commissions payable in the private placement.

The common stock is sold under the exemption from registration provided by Rule 506 of Regulation D promulgated by the SEC under the Securities Act of 1933 based on the fact that the shares will be sold only to purchasers who are “ accredited investors” within the meaning of Regulation D and to not more than 35 other investors who (along with any purchaser representative), the Company believes, have such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks and merits of the investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2004	/s/ C. R. McCullar
C. R. McCullar
President and CEO

Date: October 4, 2004	/s/ Brenda H. Smith
Brenda H. Smith
Executive Vice President/CFO/
Corporate Secretary